SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND WAIVER OF DEFAULT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER OF DEFAULT (this “Agreement”) is made and entered into as of the ___ day of December, 2005, by and among TEXTRON FINANCIAL CORPORATION, a Delaware corporation (“Lender”), and OMNI USA, INC., a Washington corporation, and BUTLER PRODUCTS CORP., a Kentucky corporation (individually a “Borrower” and collectively the “Borrowers”).

W I T N E S S E T  H:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of August 2, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”; all documents and instruments executed in connection therewith may be referred to collectively as the Loan Documents); and

WHEREAS, Each Borrower is currently a wholly-owned subsidiary of Omni U.S.A., Inc., a Nevada corporation, (“Omni Nevada”); and

WHEREAS, among other documents and instruments the Obligations (as defined in the Loan Agreement) are secured by that certain Stock Pledge Agreement dated as of August 2, 2004 from Omni Nevada to Lender; and

WHEREAS, Omni Nevada shall sell all of the capital stock of the Borrowers to Jeffrey K. Daniel and Craig L. Daniel, and Edward Daniel (collectively the “Daniels”) in accordance with that certain Stock Purchase Agreement dated as of _______________, 2005 (the “Spin Off Agreement”), and the Daniels intend to subsequently contribute all of the capital stock of the Borrowers to Asia Capital, Inc., a Nevada corporation (“Asia”) wholly-owned by Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel (the “Spin Off”); and

WHEREAS, Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel each intend to enter into a promissory note in favor of Omni Nevada as payment of the entire purchase price of the Spin Off (the “Spin Off Debt”); and

WHEREAS, Omni Nevada has entered into an Agreement and Plan of Merger dated as of _______________, 2005 (the “Merger Agreement”) by and among Omni Nevada, Omni Merger Sub, Inc., a wholly-owned subsidiary of Omni Nevada (“Omni Sub”) and Brendan Technologies, Inc. (“Brendan”) whereby immediately subsequently to or contemporaneously with the Spin Off, Omni Sub will be merged into Brendan (the “Merger”), and Brendan will be the surviving corporation in the Merger; and

WHEREAS the Merger and the Spin Off (collectively, the “Transaction”) each separately and collectively constitute a Change of Control which is a default and an Event of Default under the Loan Agreement; and

WHEREAS, Borrowers have requested that Lender waive such defaults prospectively, and Lender is willing to do so on the terms and conditions set forth herein; and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement and other Loan Documents on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Acknowledgment of Defaults. Borrowers hereby acknowledge and agree that the Transaction would constitute, inter alia, a default under Section 7.7 of the Loan Agreement (the “Change of Control Covenant”) and an Event of Default under Section 9.1(c) as a result of the Change of Control of Borrower (the “Change of Control Default”).

3. Waiver of Default Resulting from Change of Control. Lender hereby waives the Change of Control Default occasioned by the Transaction. Lender reserves its rights and remedies with respect to any other Event of Default.

4. Amendment of Definition of “Change of Control”. The Loan Agreement is hereby amended by deleting the definition of “Change of Control” in its entirety and substituting the following in lieu thereof:

“Change of Control” means the occurrence of any of the following events: (i) the sale or transfer of all or substantially all of the assets of the Borrower as an entirety to any person or related group of persons other than an Affiliate or Affiliates of the Borrower; (ii) Jeffrey K. Daniel and/or Craig L. Daniel shall cease to control the Borrower, or either of them; (iii) Asia Capital, Inc., a Nevada corporation, shall cease to own all of the stock of Borrower, or either of them, or (iv) the Borrower, or either of them, is liquidated, dissolved, or adopts a plan of liquidation pursuant to the Bankruptcy Code or any other bankruptcy law.

5. Amendment of Definition of “Guarantor” and “Guarantors”. The Loan Agreement is hereby amended to reflect the release of Omni Nevada’s Guaranty by deleting the definition of “Guarantor” or “Guarantors” in its entirety and substituting the following in lieu thereof:

“Guarantor” or “Guarantors” means (a) with respect to those recourse Guaranties executed or to be executed in connection herewith, Asia Capital, Inc., a Nevada corporation, Jeffery K. Daniel, and Craig L. Daniel, (b) with respect to the Validity Guaranty executed in connection herewith, Frank Jakubec, and (c) each other Person guaranteeing to Lender all or part of the Obligations.

6. Amendment of Definition of “Guaranty” and “Guaranties”. The Loan Agreement is hereby amended by deleting the definition of “Guaranty” or “Guaranties” in its entirety and substituting the following in lieu thereof:

“Guaranty” or “Guaranties” means each of (a) that recourse Guaranty dated on or about December __, 2005 by Asia Capital, Inc., a Nevada corporation, (b) that recourse Guaranty dated as of August 2, 2004 by Jeffrey K. Daniel, (c) that recourse Guaranty dated on or about July 16, 2004 by Craig L. Daniel, (d) that Validity Guaranty dated on or about July 15, 2004 by Frank Jakubec, and (e) any other guaranty executed and delivered by a Guarantor in favor of Lender, in each case in form and substance satisfactory to Lender.

7. Amendment of Adjusted Tangible Net Worth Covenant. Borrowers and Lender understand and agree that, upon completion of the Transaction, Section 7.6 (b) of the Loan Agreement shall be amended to reset the Adjusted Tangible Net Worth covenant to a level reflective, in the Lender’s sole discretion, of each Borrower’s equity structure as it is exists after the completion of the Transaction.

8. Delivery in Trust of Shares of Borrowers. Lender shall deliver the originals of certificates representing one hundred percent (100%) of the issued and outstanding shares of each Borrower to Omni Nevada to hold in trust for the purpose of allowing Omni Nevada to consummate the Spin Off as set forth in the Spin Off Agreement.

9. Conditions of Effectiveness. This Amendment, and the consents, waivers, releases, and modifications contained herein, shall become effective as of the date of this Amendment upon satisfaction of all of the following conditions precedent:

(a) Lender’s receipt of a true and correct copy of each of the Spin Off Agreement and Merger Agreement, fully executed by the parties thereto, each in form and substance acceptable to Lender.

(b) Completion of the Spin Off to the satisfaction of Lender as contemplated by the Spin Off Agreement.

(c) Completion of the Merger to the satisfaction of Lender as contemplated in the Merger Agreement.

(d) To the satisfaction of the Lender, all intellectual property, including but not limited to trademarks, patents, and trade names, held by Omni Nevada shall be transferred to Asia prior to or contemporaneously with the Merger Transaction and shall be and remain subject to the lien and security interest of Lender therein,.

(e) Asia shall execute a recourse Guaranty, in form and substance acceptable to Lender in its sole discretion, unconditionally guaranteeing Lender’s receipt of the full amount of the Indebtedness.

(f) Asia shall execute a stock pledge agreement in favor of Lender granting a security interest in and to one hundred percent (100%) of the issued and outstanding stock of the Borrowers and shall deliver to Lender duly executed original stock powers in connection therewith.

(g) Jeffrey K. Daniel, Craig L. Daniel and Edward Daniel shall each execute a stock pledge agreement in favor of Lender granting a security interest in and to one hundred percent (100%) of the issued and outstanding stock of Asia and shall deliver to Lender duly executed original stock powers in connection therewith.

(h) Borrowers shall deliver to Lender a true and correct copy of the promissory note executed by Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel in favor of Omni Nevada in connection with the Spin Off Debt, and the entire amount of the Spin Off Debt shall be evidenced by a promissory note reflecting Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel as Maker.

(i) Borrowers shall pay to Lender the full amount of the Waiver and Amendment Fee (defined herein below).

(j) Borrowers shall pay to Lender the full amount of any and all legal costs incurred by Lender in connection with this Agreement.

10. Merger Further Assurances. Each Borrower hereby covenants and agrees with Lender that from the date of the Merger and continuing through the completion of the Spin Off:

(a) From and after the Closing (as defined in the Spin Off Agreement) Borrowers will not transfer, or up stream, any cash from Borrower to Brendan or any entity related to or affiliated with Brendan; and

(b) At all times, the Daniels or an entity substantially owned and fully controlled by the Daniels, will have and maintain control of the Borrowers.

(c) Dunn is the largest shareholder of Brendan, holding at least 19.2% of Brendan’s voting stock.

11. Continuing Further Assurances. Borrowers hereby covenant and agree with Lender that from the date of the Merger Transaction and continuing through the Termination Date:

(a) Borrowers shall operate pursuant to a financial structure acceptable to Lender in Lender’s sole discretion.

(b) Neither any Borrower nor Asia shall grant, and Omni Nevada shall not receive or accept, a security interest in, nor file a lien on, any of the assets of Borrower or Asia.

(c) Each Guarantor shall ratify this agreement and shall acknowledge that its respective Guaranty is in full force and effect until specifically released by Lender in writing.

(d) The Daniels or an entity owned and controlled by the Daniels shall continue to own and exert control over the Borrowers.

12. Default. The failure of any of the Merger Further Assurances in Paragraph 10 hereof, or of any of the Continuing Further Assurances in Paragraph 11 hereof shall constitute a default and an Event of Default under the Loan Agreement, and the Lender shall be entitled to exercise any and all available remedies under the Loan Documents, at law, or in equity, based upon said failure.

13. Waiver and Amendment Fee. In consideration of the accommodations made by Lender hereunder, Borrowers agree to pay to Lender, no later than the date this Agreement is executed by Borrower and delivered to Lender, a waiver and amendment fee, or unpaid portion thereof, in the sum of Twenty Five Thousand Dollars ($25,000.00) (the “Waiver and Amendment Fee”).

14. Ratification by Borrowers. Borrowers hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

15. Legal, Valid, Binding, Enforceable Obligations. Except as set forth herein, the Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of each Borrower and each Guarantor, respectively, to Lender.

16. Reimbursement for Fees and Expenses. In consideration of the accommodations made by Lender hereunder, Borrower agrees to reimburse Lender for all reasonable out-of-pocket expenses incurred by Lender in connection with the Loans, including, but not limited to, filing fees, tax, lien and judgment search fees, fees of outside auditors, bank fees, outside attorneys’ fees, and any other reasonable fees or expenses.

17. Representation and Warranty as to No Default. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Event of Default under the Loan Agreement or any of the other Loan Documents.

18. No Offset, Defense, Counterclaim or Claim. To induce Lender to enter into this Agreement, Borrower and Guarantors (a) acknowledge and agree that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower and any Guarantor against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower and/or any Guarantor, and (b) release, acquit, remise and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any of the Borrowers or any Guarantor now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower.

19. No Agreement to Further Modifications. Borrower and Guarantors acknowledge that (a) except as expressly set forth herein, Lender has not agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of Borrower, Guarantors, and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

20. No Effect on Liabilities. Each of the Borrowers and each Guarantor hereby understand and agree that any release of Omni Nevada, Borrowers, or any Guarantor from their liabilities regarding the Loan shall not affect the liability of any party not specifically released by Lender. Further, Borrower, Omni Nevada, and each Guarantor hereby consents to the Lender’s unilateral release of Omni Nevada, and waives any defense that said release may result in a discharge or release of its liability regarding the Loan.

21. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, other than its laws respecting choice of law.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

OMNI USA, INC., a Washington corporation

By:

Name:

Title:

BUTLER PRODUCTS CORP., a Kentucky corporation

By:

Name:

Title:

TEXTRON FINANCIAL CORPORATION, A Delaware corporation

By:

Name:

Title:

The undersigned Guarantors each hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of its respective Guaranty, as amended, and the other Loan Documents to which it is a party, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and such Loan Documents, and acknowledge the foregoing and agree that its respective guaranty agreement in favor of Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

ASIA CAPITAL, INC., a Nevada corporation

By:

Name:

Title:

OMNI USA, INC., a Nevada corporation

By:

Name:

Title:

JEFFREY K. DANIEL

CRAIG L. DANIEL